Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the

(1)	Registration Statement (Form S-8 No. 333-151198) pertaining to the Forward Air Corporation Amended and Restated Stock Option and Incentive plan,

(2)	Registration Statement (Form S-8 No. 033-77944) pertaining to the Forward Air Corporation Stock Option and Incentive Plan and the Employee Stock Purchase Plan,

(3)	Registration Statement (Form S-8 No. 333-134294) pertaining to the Forward Air Corporation 2006 Non-Employee Director Stock Plan,

(4)	Registration Statement (Form S-8 No. 333-125872) pertaining to the Forward Air Corporation 2005 Employee Stock Purchase Plan,

(5)	Registration Statement (Form S-8 No. 333-120250) pertaining to the Forward Air Corporation 2000 Non-Employee Director Stock Option Award,

(6)
Registration Statement (Form S-8 No. 333-120249) pertaining to the Forward Air Corporation Non-Employee Director Stock Plan, as amended, and the Forward Air Corporation 1999 Stock Option and Incentive Plan, as amended,

(7)	Registration Statement (Form S-8 No. 333-94249) pertaining to the Forward Air Corporation 1999 Stock Option and Incentive Plan,

(8)	Registration Statement (Form S-8 No. 333-03891) pertaining to the Forward Air Corporation Amended and Restated Stock Option and Incentive Plan, and

(9)	Registration Statement (Form S-8 No. 333-03893) pertaining to the Forward Air Corporation Non-Employee Director Stock Option Award and Non-Employee Director Stock Option Plan,

of our report dated April 25, 2014, relating to our audit of the consolidated financial statements of CLP Towne, Inc. as of and for the year ended December 31, 2013, included in this Current Report on Form 8-K/A.

/s/ McGladrey LLP

Elkhart, Indiana
May 22, 2015